As filed with the Securities and Exchange Commission on November 7, 1997
                                                    Registration No. 333-
==============================================================================


                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                           --------------------

                                 FORM S-8
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933


                Laboratory Corporation of America Holdings
            (Exact Name of issuer as specified in its charter)


           Delaware                                 13-3757370
(State or other jurisdiction of      (I.R.S. Employer Identification No.)
incorporation or organization)

                           358 South Main Street
                     Burlington, North Carolina 27215
                              (910) 229-1127
                 (Address of principal executive offices)

                           --------------------

                Laboratory Corporation of America Holdings
                          1997 Stock Option Plan
                         (Full title of the Plan)

                           --------------------

                             Bradford T. Smith
                 Executive Vice President, General Counsel
                Corporate Compliance Officer and Secretary
                Laboratory Corporation of America Holdings
                           358 South Main Street
                     Burlington, North Carolina 27215

                  (Name and address of agent for service)
              Telephone number, including area code, of agent
                       for service: (910) 229-1127


                      CALCULATION OF REGISTRATION FEE

=======================================================================================================
                                                          Proposed        Proposed
                                                           Maximum         Maximum
                                                          Offering        Aggregate        Amount of
      Title of Securities             Amount to be        Price Per       Offering        Registration
       to be Registered               Registered*          Share**         Price**            Fee
-------------------------------------------------------------------------------------------------------

Common Stock (par value             6,000,000 shares        $2.4375      $14,625,000        $5,043.10
   $.01 per share).............
=======================================================================================================

* Plus an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions

** Estimated pursuant to Rule 457 of the General Rules and Regulations under the Securities Act of 1933 solely for the purpose of computing the registration fee, based on the average of the high and low sale prices of the securities being registered hereby on the Composite Tape on November 6, 1997.

==============================================================================


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

               Laboratory Corporation of America Holdings (the "Company") hereby incorporates herein by reference the following documents:

               (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

               (2) All reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1996;

               (3) The description of the Company's Common Stock contained in Amendment No. 1 to the Company's Registration Statement on Form 8-B dated April 27, 1995, filed under the Exchange Act, including any amendment thereto or report filed for the purpose of updating such description; and

               (4) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold.


                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

               Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for the unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

               Section 145 if the DGCL empowers the Company to indemnify, subject to the standards set forth therein, any person in connection with any action, suit or proceeding brought before or threatened by reason of the fact that the person was a director, officer, employee or agent of such company, or is or was serving as such with respect to another entity at the request of such company. The DGCL also provides that the Company may purchase insurance on behalf of any such director, officer, employee or agent.

               The Company's Certificate of Incorporation provides in effect for the indemnification by the Company of each director and officer of the Company to the fullest extent permitted by applicable law.


                                   EXHIBITS

               The following is a complete list of exhibits filed as part of this Registration Statement:

Exhibit No.
----------

 4.1 Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 12, 1995 (the "Form 8-K")

 4.2         By-Laws of the Company (incorporated by reference to Exhibit
             3.2 to the Form 8-K)

 4.3         1997 Stock Option Plan

 5           Opinion of Davis Polk & Wardwell

 23.1        Consent of KPMG Peat Marwick LLP

 23.2        Consent of Davis Polk & Wardwell (included in Exhibit 5)

 24          Powers of Attorney


                                 UNDERTAKINGS

      (a) The undersigned registrant hereby undertakes:

      (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; and

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to
                   Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                  SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of North Carolina, on the 7th day of November, 1997.


                                 LABORATORY CORPORATION OF AMERICA HOLDINGS


                                 By /s/ Thomas P. Mac Mahon
                                    ------------------------------------------
                                    Thomas P. Mac Mahon
                                    Chairman of the Board, President and Chief
                                        Executive Officer

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          Signature                       Title                                    Date
          ---------                       -----                               -------------


/s/ Thomas P. Mac Mahon         Chairman of the Board, President, Chief       November 7, 1997
---------------------------     Executive Officer and Director
    Thomas P. Mac Mahon

    /s/    *                    Executive Vice President, Chief               November 7, 1997
---------------------------     Financial Officer and Treasurer
    Wesley R. Elingburg         (Principal Accounting and Financial
                                Officer)

    /s/    *                    Director                                      November 7, 1997
---------------------------
    Jean-Luc Belingard

    /s/    *                    Director                                      November 7, 1997
---------------------------
    Wendy E. Lane

    /s/    *                    Director                                      November 7, 1997
---------------------------
Robert E. Mittelstaedt, Jr.

    /s/    *                    Director                                      November 7, 1997
---------------------------
 James B. Powell, M.D.

    /s/    *                    Director                                      November 7, 1997
---------------------------
 David B. Skinner, M.D.

    /s/    *                    Director                                      November 7, 1997
---------------------------
 Andrew G. Wallace, M.D.


*By: /s/ Thomas P. Mac Mahon
     -----------------------
     Thomas P. Mac Mahon
     Attorney-in-Fact



                               INDEX TO EXHIBITS

               The following is a complete list of exhibits filed as part of this Registration Statement:

                                                                                            Sequentially

Exhibit                                                                                     Numbered
Number                                      Exhibit                                           Page
-------                                     -------                                         ------------


 4.1        Certificate of Incorporation of the Company (incorporated by reference to
            Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and
            Exchange Commission on May 12, 1995 (the "Form 8-K")

 4.2        By-Laws of the Company (incorporated by reference to Exhibit 3.2 to the Form
            8-K)

 4.3        1997 Stock Option Plan........................................................            8

 5          Opinion of Davis Polk & Wardwell..............................................           16

 23.1       Consent of KPMG Peat Marwick LLP..............................................           17

 23.2       Consent of Davis Polk & Wardwell (included in Exhibit 5)......................           16

 24         Powers of Attorney............................................................           18